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                                  Exhibit 23.1

                         Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 2,000,000 shares of Common Stock of NCO Group, Inc. of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of NCO Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
May 23, 2001